Exhibit 99.1

Investors Relations:	Press Contact:
Capgemini:	Capgemini:
Manuel Chaves d’Oliveira	Christel Lerouge
Tel. +33 1 47 54 50 87	Tel. +33 1 47 54 50 76
Kanbay International:	Kanbay:
Seth R. Frank	Geoff Nixon
Tel. +1 847 384 4732	Tel. +1 847 384 6130

CAPGEMINI TO ACQUIRE KANBAY INTERNATIONAL

•  Capgemini and Kanbay have entered into a definitive agreement whereby Capgemini will acquire Kanbay for $29 per share in cash

•  Transaction substantially enhances Capgemini’s delivery platform in India

•  Combined company to be a global IT services powerhouse with significantly expanded service offerings, and a leading Financial Services and Consumer Goods franchise

•  Transaction accelerates Capgemini’s top-line growth and will result in significant earnings accretion

PARIS, FRANCE and ROSEMONT, Ill, U.SA. October 26, 2006 - Capgemini, one of the world’s foremost providers of Consulting, Technology and Outsourcing services, and Kanbay International, (NASDAQ: KBAY), a global IT services firm focused on the financial services industry, announced today that they have entered into a definitive merger agreement.

Under the terms of the merger agreement, Capgemini will acquire all of the outstanding common shares of Kanbay for $29 per share in cash. This represents a premium of 15.9% to Kanbay’s closing share price on Wednesday October 25 and 28.3% to the average price during the month prior to announcement. The transaction values Kanbay’s share capital including vested stock options, warrants and restricted shares at $1.25 billion. The Boards of Directors of Capgemini and Kanbay have approved the transaction.

The transaction is subject to customary closing conditions, including Kanbay’s shareholders approval and anti-trust clearance. It is expected that the transaction will close by early 2007.

In addition, Capgemini has entered into share purchase agreements to acquire 14.9% of Kanbay’s outstanding shares from certain core shareholders.

This acquisition is fully in line with Capgemini’s expansion strategy:

•                  it significantly increases Capgemini’s presence in India (+89% based on Q3 figures). The combined company would have headcount reaching 12,000 employees by the end of 2006 in India which would therefore become the second largest country (with 16% of total headcount);

•                  it strengthens Capgemini’s presence in North America and confirms the Group’s ambition in this market;

•                  it positions Capgemini as a leader in the Financial Services sector - which accounts for 22% of the global IT market - and enhances its domain expertise.

This transaction is expected to have a positive impact on Capgemini’s earnings per share. The anticipated EPS accretion is in excess of 5% in 2007 and 10% in 2008.

Capgemini is in a position to fully finance this transaction with its significant end of year net cash position. It doesn’t exclude to raise up to 500 million euros in equity to rebuild room for maneuver and participate to a possible further movement of consolidation. Both decision and timing will be subject to the then prevailing market conditions.

Raymond J. Spencer, Chairman and Chief Executive Officer of Kanbay, will join the top management of Capgemini.  Mr. Spencer stated: “The combination of Kanbay with Capgemini is very exciting news for our shareholders, customers and employees. While this transaction creates excellent value for shareholders, Capgemini also shares our existing vision and stated strategy. Thus, this deal represents a continuation of our existing approach. In addition, the two organizations will benefit from complementary business philosophies and cultures.”

Capgemini Chief Executive Officer, Paul Hermelin noted: “The acquisition of Kanbay, a world-class IT services provider, supports our growth strategy and significantly enhances our global Banking, Financial Services and Insurance (BFSI) practice, particularly in North America and India, where Kanbay has over 5,000 associates. The acquisition also gives us valuable capabilities in Consumer and Industrial Products, Telecommunications, Media, Life Sciences and the Travel & Leisure verticals.”

“The acquisition of Kanbay is excellent news for our shareholders, our clients and our people. It fits in perfectly with the Group’s expansion program called I3 which focuses on three levers: industrialization, intimacy with our clients and innovation” underlines Mr. Hermelin. “This acquisition occurs in a context of strong momentum for Capgemini: after releasing good H1 results, the Group posts a 13.5% revenue growth at constant rates and perimeter in the 2006 third quarter.”

The combination of Kanbay and Capgemini creates a top-tier global IT services firm with unparalleled domain knowledge in the financial services vertical, seamless consulting and technology expertise, and market leading offshore resources. Paul Hermelin and Raymond Spencer concluded: “We believe this is a landmark transaction in the global IT services industry. This event can fundamentally transform the professional services industry by enabling efficient global services delivery via an integrated single point solution delivered in a seamless fashion resulting in a lower total cost of ownership for the client.”

Lazard Freres and Morgan Stanley acted as financial advisors to Capgemini in connection with the transaction. Skadden, Arps, Slate, Meagher & Flom LLP, and Latham & Watkins (as special anti-trust counsel) acted as legal advisers to Capgemini in connection with the transaction.

UBS Securities LLC acted as financial adviser to Kanbay and provided a fairness opinion in connection with the transaction. Winston & Strawn LLP acted as legal adviser to Kanbay in connection with the transaction.

About CAPGEMINI

Capgemini, one of the world’s foremost providers of Consulting, Technology and Outsourcing services, has a unique way of working with its clients, which it calls the Collaborative Business Experience. Through commitment to mutual success and the achievement of tangible value, Capgemini helps businesses implement growth strategies, leverage technology, and thrive through the power of collaboration. Capgemini employs approximately 65,000 people worldwide and reported 2005 global revenues of euros 6,954 million.

More information is available at www.Capgemini.com

About KANBAY

Founded in 1989, Kanbay, Inc. (NASDAQ: KBAY) is a global IT services firm with approximately 6,900 associates worldwide. Kanbay provides a highly integrated suite of management consulting, technology integration and development, and outsourcing solutions through a proven global delivery platform to clients focused on Financial Services and Consumer & Industrial Products, as well as an emerging presence in the Communications & Media and Life Sciences industries. Kanbay is a CMM Level 5 assessed company headquartered in greater Chicago with offices in North America and India as well as London, Singapore, Hong Kong, Tokyo and Melbourne.

More information is available at http://www.Kanbay.com.

This announcement is not an offering of securities in the United States of America or elsewhere. Securities may not be offered or sold in the USA absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements with respect to the completion of the transaction and the financial condition, results of operations and business of the companies are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. We can give no assurance that any projections or future results discussed in these statements will be achieved. Readers are cautioned not to place undue reliance on these forward looking statements and any such forward-looking statements are qualified in their entirety to the cautionary statements contained in this press release. Neither Capgemini nor Kanbay updates forward-looking statements and expressly disclaims any obligation to do so.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Kanbay intends to file relevant materials with the Securities and Exchange Commission, including a proxy statement on Schedule 14A. INVESTORS AND SECURITY HOLDERS OF KANBAY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KANBAY, CAPGEMINI AND THE TRANSACTION. The proxy statement and other relevant materials (when they become available) and any other documents filed by Kanbay with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Kanbay by accessing the “Investor Relations” section of Kanbay’s website at www.Kanbay.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Kanbay and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Kanbay’s stockholders with respect to the proposed acquisition. Information about Kanbay’s executive officers and directors and their ownership of Kanbay common stock is set forth in the proxy statement for Kanbay’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on May 1, 2006.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Kanbay and its respective executive officers and directors in the proposed acquisition by reading the preliminary and definitive proxy statements regarding the proposed acquisition, which will be filed by Kanbay with the SEC.

Capgemini and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Kanbay in connection with the transaction described herein.  Information regarding the special interests of these directors and executive officers will be included in the Proxy Statement/Prospectus to be circulated in connection with the transaction.  Additional information regarding these directors and executive officers is also included in Capgemini’s information statements and publicly available reports.  These documents are available from Capgemini at www.capgemini.com, by mail at 11, rue de Tilsitt, Paris 75017, France or by phone at 33-1-47-54-5000.